Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Each of the undersigned, in his capacity as an officer of The Princeton Review, Inc. (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

1)	the Quarterly Report on Form 10-Q of the Company for the nine months ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008	By:	/s/ MICHAEL J. PERIK
	Name:	Michael J. Perik
	Title:	President and Chief Executive Officer

Date: November 12, 2008	By:	/s/ STEPHEN C. RICHARDS
	Name:	Stephen C. Richards
	Title:	Chief Operating Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Princeton Review, Inc. and will be retained by The Princeton Review, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.